                                                                     Exhibit 9.1


                         AGREEMENT AND IRREVOCABLE PROXY

         AGREEMENT and IRREVOCABLE PROXY (the "AGREEMENT"), dated as of February 28, 1999, by and among the undersigned shareholders of Weeks Corporation (the "Weeks Shareholders"), the undersigned principal holders of units of limited partner interest in Weeks Realty, L.P. (the "Weeks OP Unitholders"), and Duke Realty Investments, Inc., an Indiana corporation ("Duke").

         A. The Weeks Shareholders are the owners, beneficially or of record, of certain shares of common stock, par value $0.01 per share (all such shares, the "Weeks Shares"), of Weeks Corporation, a Georgia corporation ("Weeks") as set forth on Schedule A;

         B. The Weeks OP Unitholders are the owners, beneficially or of record, of certain units of limited partner interest (all such units, the "Weeks OP Units") of Weeks Realty, L.P., a Georgia limited partnership ("WEEKS OP") as set forth on SCHEDULE A;

         C. Simultaneously with the execution and delivery of this Agreement, Duke and Weeks are entering into an Agreement and Plan of Merger (the "REIT MERGER AGREEMENT") pursuant to which Weeks will merge with and into Duke and Duke Realty Limited Partnership, an Indiana limited partnership ("DUKE OP"), and Weeks OP are entering into an Agreement and Plan of Merger (the "OP MERGER AGREEMENT" and together with the REIT Merger Agreement, the "MERGER AGREEMENTS") pursuant to which Weeks OP will merge with and into Duke OP (the "OP MERGER");

         D. As a condition to the willingness of Duke, and Duke OP to enter into the Merger Agreements, and in order to induce Duke and Duke OP to enter into the Merger Agreements, the Weeks Shareholders and the Weeks OP Unitholders have agreed to enter into this Agreement.

         In consideration of the promises and mutual covenants provided herein, and other good and sufficient consideration, the receipt of which is acknowledged by each party hereto, the parties hereto agree as follows:

     1.           PROXY.

                  (a) Each of the Weeks Shareholders and Weeks OP Unitholders hereby irrevocably constitute and appoint Duke as their true and lawful proxy and attorney-in-fact, for and in the name, place and stead of each of the Weeks Shareholders and Weeks OP Unitholders, solely to vote or cause to be voted all of the Weeks Shares and the Weeks OP Units, together with any additional shares of Weeks common stock and units of limited partner interest in Weeks OP that such Weeks Shareholders and Weeks OP Unitholders shall acquire, between the date of this Agreement and the date of termination of this Agreement
(i) in favor of the Merger Agreements, the REIT Merger and the OP Merger, respectively, and any other actions and transactions contemplated in connection therewith and (ii) against any Competing Transaction (as defined in the Merger Agreements), in each case, at any annual, special or other meeting of the shareholders of Weeks and/or the limited partners of Weeks OP, as the case may be, and at any adjournment or postponements thereof (each, a "MEETING"), or pursuant to any written consent in lieu of a meeting or otherwise.

                  (b) In the event that Duke is unable or declines to exercise the power and authority granted by the Proxy for any reason, each of the Weeks Shareholders and the Weeks OP Unitholders covenant and agree to vote or cause to be voted all of the Weeks Shares in favor of approval and adoption of the Merger Agreements and the REIT Merger, and the Weeks OP Units in favor of the Merger Agreements and the OP Merger, and any other actions and transactions contemplated in connection therewith at any Meeting and, upon written request of Duke, to provide their written consent thereto.

                  (c) The Weeks Shareholders hereby covenant and agree that they will not vote, cause to be voted or take any action by written consent of shareholders in lieu of a meeting on any matter which is subject to this Agreement without the prior written consent of Duke, and will promptly provide Duke with copies of any shareholder notices given by Weeks and received by the Weeks Shareholders.

                  (d) The Weeks OP Unitholders hereby covenant and agree that they will not vote, cause to be voted or take any action by written consent of limited partners of Weeks OP in lieu of a meeting on any matter which is subject to this Agreement without the prior written consent of Duke, and will promptly provide Duke with copies of any notice given by Weeks OP and received by the Weeks OP Unitholders.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not impose any duty on any Weeks Shareholder or Weeks OP Unitholder in his capacity as a director of Weeks or Weeks GP Holdings, Inc., which, in the exercise of such director's good faith judgment, violates his fiduciary duties to the shareholders of Weeks or the unitholders of Weeks OP, as the case may be.

     2. COVENANTS BY THE WEEKS SHAREHOLDERS. The Weeks Shareholders, individually, hereby covenant and agree that they will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Weeks Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Weeks Shares, or deposit such Weeks Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Weeks Shares unless and until they shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Weeks Shares) necessary to ensure that such Weeks Shares shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Weeks Shares to execute and deliver to the other party hereto, an Agreement and Irrevocable Proxy consistent with the terms contained herein.

     3. COVENANTS BY THE WEEKS OP UNITHOLDERS. The Weeks OP Unitholders, individually, hereby covenant and agree that they will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Weeks OP Units, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Weeks OP Units, or deposit such Weeks OP Units into a voting trust or enter into a voting agreement or arrangement with respect to such Weeks OP Units unless and until they shall have taken all actions necessary to ensure that such Weeks OP Units shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Weeks OP Units to execute and deliver to the other party hereto, an Agreement and Irrevocable Proxy consistent with the terms contained herein.

     4. REPRESENTATION AND WARRANTY. Each of the Weeks Shareholders and the Weeks OP Unitholders represents and warrants to Duke that he, she, or it has full power and authority to enter into this Agreement, to grant the Proxy and to perform his, her or its obligations hereunder.

     5.           MISCELLANEOUS.

                  (a) The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the conflicts of law provisions thereof.

                  (b) EACH OF THE WEEKS SHAREHOLDERS, THE WEEKS OP UNITHOLDERS AND DUKE AGREE THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY ARE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL NOT BE TERMINATED BY ANY ACT OF THE WEEKS SHAREHOLDERS, THE WEEKS OP UNITHOLDERS OR DUKE, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS EXCEPT AS PROVIDED HEREIN.

                  (c) THIS POWER OF ATTORNEY SHALL NOT BE AFFECTED BY THE DEATH OR DISABILITY OF ANY WEEKS SHAREHOLDER OR WEEKS OP UNITHOLDER.

                  (d) This Agreement and the Proxy granted hereunder shall terminate immediately upon the termination of the REIT Merger Agreement or the consummation of the transactions contemplated thereby.

                  (e) Each of the Weeks Shareholders and the Weeks OP Unitholders acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on Duke and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be remedies properly available to the other party for any breach of any agreement, covenant or representation of the other hereunder. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the personal representatives, heirs, successors and assigns of the parties hereto.

                  (f) Each of the Weeks Shareholders and the Weeks OP Unitholders will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Duke to be necessary or desirable to complete the proxies granted herein or to carry out the provisions hereof.

                  (g) If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

                  IN WITNESS WHEREOF, the Weeks Shareholders, Weeks OP Unitholders and Duke have duly executed this Agreement or caused this Agreement to be duly executed as of the date first above written.



                                        DUKE REALTY INVESTMENTS, INC.


                                        By: /s/ Thomas L. Hefner
                                           -------------------------------------
                                           Name:  Thomas L. Hefner
                                           Title: President and Chief
                                                  Executive Officer


                                        WEEKS SHAREHOLDERS

                                        ARMANDO CODINA


                                        ----------------------------------------


                                        CODINA FAMILY INVESTMENTS, LTD.


                                             By: CODINA INVESTMENTS, INC.
                                                 its General Partner,


                                                 By: /s/ Armando Codina
                                                     ---------------------------
                                                     Armando Codina
                                                     President


                                        CODINA WEST DADE DEVELOPMENT
                                        CORPORATION


                                        By: /s/ Armando Codina
                                           -------------------------------------
                                           Armando Codina
                                           President

                                        WEEK OP UNITHOLDERS
                                        ARMANDO CODINA


                                        ----------------------------------------

                                        CODINA FAMILY INVESTMENTS, LTD.


                                             By: CODINA INVESTMENTS, INC.
                                                 its General Partner,


                                                 By: /s/ Armando Codina
                                                    ----------------------------
                                                    Armando Codina
                                                    President


                                        CODINA WEST DADE DEVELOPMENT
                                        CORPORATION


                                        By: /s/ Armando Codina
                                           -------------------------------------
                                           Armando Codina
                                           President


                                                     SCHEDULE A

---------------------------------------------------------------------------------------------------------------------
                                                             OWNERSHIP        VOTING                     VOTING
HOLDER                                           UNITS       PERCENTAGE     PERCENTAGE      SHARES      PERCENTAGE
------                                           -----       ----------     ----------      ------      ----------
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
1.      NWI Warehouse Group, L.P.              2,685,649       9.922%         36.667%      100,000        0.506%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
2.      NWI XV L.P.                                0             --             --           340          0.000%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
3.      John W. Nelley, Jr.1                       0             --             --          7,298         0.037%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
4.      A. Ray Weeks, Jr.                       614,079        2.269%         8.383%       246,041        1.25%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
5.      A.R. Weeks, Jr. as Trustee f/b/o        212,663        0.786%         2.903%          0             --
        Marsha Lee Weeks, A.R. Weeks, Jr.,
        Deborah Weeks Felker, Patricia
        Weeks and John Philip Weeks.
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
6.      Weeks Horizon Corp.                     116,012        0.429%         1.584%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
7.      Weeks Hillside Corp.                    78,145         0.289%         1.067%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
8.      Thomas D. Senkbeil                      52,817         0.195%         0.721%        55,165        0.280%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
9.      Weeks Southridge Corp.                  42,993         0.159%         0.587%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
10.     Forrest W. Robinson                     28,877         0.107%         0.394%        26,043        0.132%
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
11.     HV, Inc.                                17,074         0.063%         0.233%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
12.     Weeks Management Corp.                   1,142         0.004%         0.016%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
13.     RTF Management Corp.                      257          0.001%         0.004%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
14.     Harold S. Lichtin                       36,639         0.135%         0.500%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
15.     Harold S. Lichtin Family Limited        342,569        1.266%         4.677%          0             --
        Partnership
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
16.     Armando Codina                          124,523        0.460%         1.700%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
17.     Codina Family Investments, Ltd.         30,351         0.112%         0.414%          0             --
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
18.     Codina West Dade                        117,692        0.435%         1.607%          0             --
        Development Corporation
-------------------------------------------- -------------- -------------- -------------- ----------- ---------------
        TOTAL                                  4,501,482       16.701%        61.86%       434,887        2.20%
---------------------------------------------------------------------------------------------------------------------



--------------------
    1 Includes 1,000 shares held in a 401(k), 1,162 shares held by an IRA and 5,127 shares held by a Rollover IRA.